                                                                   EXHIBIT 3.1.2


                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                             MISSOURI HOLDINGS, INC.

         MISSOURI HOLDINGS, INC. (the "Corporation"), a corporation incorporated on May 1, 1998, and organized and existing under and by virtue of the Delaware General Corporation Law, does hereby certify:

         FIRST: That the Board of Directors of this Corporation, by the unanimous written consent of its members, filed with the minutes of the Board, duly adopted resolutions setting forth a proposed Certificate of Amendment of the Certificate of Incorporation of this Corporation, declaring said amendment to be advisable and submitting said amendment to the shareholders of this Corporation for consideration thereof. The resolution setting forth the amendment is as follows:

                  RESOLVED, that Section I of the Certificate of Incorporation of this Corporation is hereby deleted in its entirety and the following shall be inserted in lieu thereof:

                                       I.

    The name of the Corporation shall be First Premier Financial Corporation.

          SECOND: That the shareholders of this Corporation approved the Certificate of Amendment of the Certificate of Incorporation by written consent of the holders of a majority of the shares entitled to vote in accordance with
Section 228 of the Delaware General Corporation Law, and that notice has been given in accordance with the provisions of Section 228.

         THIRD: That said Certificate of Amendment was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

          FOURTH: This Certificate of Amendment shall become effective upon the time of its filing with the Secretary of State of the State of Delaware in accordance with Section 103 of the Delaware General Corporation.

          IN WITNESS WHEREOF, the undersigned have signed this Certificate of Amendment on this 28th day of April, 1999.

                                             MISSOURI HOLDINGS, INC.


                                             By:    /s/ Mary E. Johnson
                                                --------------------------------
                                                    Mary E. Johnson, Secretary